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                                                                   EXHIBIT 1(v)

COWEN FUNDS, INC.
ARTICLES OF AMENDMENT

COWEN FUNDS, INC., a Maryland corporation having its principal place of business in Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation that:

FIRST: The charter of the Corporation is hereby amended by (i) amending the introductory language in Article V, section (3) of the Amended Articles of Incorporation and (ii) inserting a new subparagraph (v) in Article V, section
(3), paragraph (p) of the Amended Articles of Incorporation, items (i) and )ii) above to read as follows:

(3) There is hereby established and classified (a) a Series of stock comprised of seven hundred fifty million (750,000,000) Shares to be known as the "Cowen Special Value Fund," of which two hundred fifty million (250,000,000) Shares, two hundred fifty million (250,000,000) Shares and two hundred fifty million (250,000,000) Shares, respectively, are classified as Class A Common Stock, Class B Common Stock and Class C Common Stock, respectively, of that Series, (b) a Series of Stock comprised of seven hundred fifty million (750,000,000) Shares to be known as the "Cowen Opportunity Fund," of which two hundred fifty million (250,000,000) Shares, two hundred fifty million (250,000,000) Shares and two hundred fifty million (250,000,000) Shares, respectively, are classified as Class A Common Stock, Class B Common Stock and Class C Common Stock, respectively, of that Series, (c) a Series of Stock comprised of seven hundred fifty million (750,000,000) Shares to be known as the "Cowen Intermediate Fixed Income Fund," of which two hundred fifty million (250,000,000) Shares, two hundred fifty million (250,000,000) Shares and two hundred fifty million (250,000,000) Shares, respectively, are classified as Class A Common Stock, Class B Common Stock and Class C Common Stock, respectively, of that Series and
(d) a Series of Stock comprised of seven hundred fifty million (750,000,000) Shares to be known as the "Cowen Government Securities Fund," of which two hundred fifty million (250,000,000) Shares, two hundred fifty million (250,000,000) Shares, and two hundred fifty million (250,000,000) Shares, respectively, are classified as Class A Common Stock, Class B Common Stock and Class C Common Stock, respectively, of that Series. Without limiting the authority of the Board set forth herein to establish and designate any further Series or classes within Series, and to classify and to reclassify any unissued Shares, Shares of each Series, now authorized and hereafter authorized, shall be subject to the following provisions:

* * * *
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(p) The classes within each Series will be invested in a common investment portfolio and shall also be subject to the following preferences, conversion and other rights, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption:

* * * *

(v) Notwithstanding any provisions to the contrary in the charter of the Corporation, the Board of Directors may determine not to permit certain dividends to accrue on Shares of the Cowen Intermediate Fixed Income Fund Series Class A Common Stock, Class B Common Stock and Class C Common Stock or on Shares of the Cowen Government Securities Fund Series Class A Common Stock, Class B Common Stock and Class C Common Stock until the proceeds of the sale thereof are received by the Corporation.

SECOND: A. The Class A Common Stock, Class B Common Stock and Class C Common Stock of each of the Cowen Intermediate Fixed Income Fund Series and Cowen Government Securities Fund Series shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in the charter of the Corporation as herein amended. Upon these Articles of Amendment becoming effective, the Cowen Tradition Fixed Income Fund Series shall be redesignated as the Cowen Government Securities Fund Series. Each Share (including for this purpose a fraction of a Share) of Common Stock of the Cowen Tradition Fixed Income Fund Series issued and outstanding prior to these Articles of Amendment becoming effective (other than Shares held by Class C Eligible Investors), shall, at such effective time, be reclassified automatically, and without any action or choice on the part of the holder, into a Share (or the same fraction of a Share) of Class A Common Stock of the Cowen Government Securities Fund Series. Each Share (including for this purpose a fraction of a Share) of Common Stock of the Cowen Tradition Fixed Income Fund Series issued and outstanding prior to these Articles of Amendment becoming effective and held by Class C Eligible Investors, shall, at such effective time, be reclassified automatically, and without any action or choice on the part of the holder, into a Share (or the same fraction of a Share) of Class C Common Stock of the Cowen Government Securities Fund Series. Each Share (including for this purpose a fraction of a Share) of Common Stock of the Cowen Intermediate Fixed Income Fund Series issued and outstanding prior to these Articles of Amendment becoming effective (other than Shares held by Class C Eligible Investors), shall, at such effective time, be reclassified automatically, and without any action or choice on the part of the holder, into a Share (or the same fraction of a Share) of Class A Common Stock of the Cowen Intermediate
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Fixed Income Fund Series. Each Share (including for this purpose a fraction of a
Share of Common Stock of the Cowen Intermediate Fixed Income Fund Series issued and outstanding prior to these Articles of Amendment becoming effective and held by Class C Eligible Investors, shall, at such effective time, be reclassified automatically, and without any action or choice on the part of the holder, into a Share (or the same fraction of a Share) of Class C Common Stock of the Cowen Intermediate Fixed Income Fund Series. Outstanding certificates representing issued and outstanding Shares of Common Stock of the Cowen Intermediate Fixed Income Fund Series and Cowen Tradition Fixed Income Fund Series immediately prior to these Articles of Amendment becoming effective, shall, respectively, upon these Articles of Amendment becoming effective, be deemed to represent the same number of Shares of Class A Common Stock or Class C Common Stock, as the case may be, of the Cowen Intermediate Fixed Income Fund Series and the Cowen Government Securities Fund Series, respectively. Certificates representing
Shares of the Class A Common Stock and Class C Common Stock of the aforesaid Series resulting from the aforesaid reclassification need not be issued until certificates representing the Shares of Common Stock so reclassified, if issued, have been received by the Corporation or its agent duly endorsed for transfer.

B. For purposes of Paragraph A above, "Class C Eligible Investors" shall mean
(i) employee benefit plans for employees of Cowen & Company ("Cowen") and securities dealers that participate in distribution of the particular Series of the Corporation's Shares; (ii) charitable organizations (as defined in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended) with investments in Shares of the particular Series valued at $100,000 or more when these Articles of Amendment become effective; (iii) any pension fund, corporation, state or local government, Taft-Hartley plan, foundation and/or endowment that is a client of a consulting firm, if such consulting firm had as of the effective date of these Articles of Amendment contacted the Corporation, Cowen or any subsidiary of Cowen with respect to furnishing advice to the client of that consulting firm or with respect to the purchase of the Shares of the particular Series of the Corporation by such client; (iv) investors who hold Shares of the particular Series of the Corporation valued at $4 million or more as of the effective date of these Articles of Amendment; (v) accounts as to which a bank or broker-dealer charges an account management fee, provided the bank or broker-dealer has an agreement with Cowen relating to investment in the particular Series of the Corporation; and (vi) investors, and their spouses and minor children, who are investment advisory clients of Cowen or any of its subsidiaries or who are affiliated persons or sponsoring companies of those clients. The Corporation may determine whether a particular holder of Shares of the Corporation is within the foregoing
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definition of Class C Eligible Investors and any such determination shall be conclusive, absent manifest error.

THIRD: These Articles of Amendment do not increase the authorized stock of the Corporation.

FOURTH: The amendment of the charter of the Corporation as herein set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation in the manner required by law and the charter of the Corporation.

FIFTH: These Articles of Amendment shall become effective at 5:00 P.M. on July 8, 1994.

The undersigned President of Cowen Funds, Inc. acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that, to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of the amendments to the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.

IN WITNESS WHEREOF, COWEN FUNDS, INC. has caused this instrument to be executed and filed in its name and on its behalf by its President, David R. Sarns, and witnessed by its Secretary, Rodd M. Baxter, on the 6th day of July, 1994.


COWEN FUNDS, INC.

/s/ David R. Sarns, President

WITNESS:

By: /s/ Rodd M. Baxter, Secretary